UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828
(State or other jurisdiction of incorporation)	(Commission File Number)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

___________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                        Entry into a Material Definitive Agreement.

Exactus One World, LLC.

On March 11, 2019 the Company’s board of directors approved the acquisition of a 50.1% limited liability membership interest in Exactus One World, LLC (“EOW”), an Oregon limited liability company pursuant to a subscription agreement (the “One World Subscription Agreement”) and a Membership Interest Purchase Agreement (the “Purchase Agreement”).

Exactus One World will farm and process industrial hemp into cannabidiol (CBD) and related products.  EOW is a newly-formed limited liability company that will be responsible for the Company’s initial efforts to pursue agricultural development, including farm soil preparation, planting, harvesting, transportation and drying.  EOW has leased approximately 200 acres of land in Southwest Oregon adjacent to the Illinois River where the Company expects to establish a farming operation for the 2019 grow season.  EOW has also placed an order for seeds (genetics) from Jack Hempicine, LLC (“JH”). JH, founded by Seth and Eric Crawford, is believed to have developed superior strains of hemp seeds and is believed by the Company to be one of the world’s leading breeding, research and production facilities for CBD seed. Crawford Brothers facilities are located in the Willamette Valley, Oregon. EOW will be farming in the area of Cave Junction, Oregon. The Company will be responsible for funding and the minority owners will be responsible for management, servicing and operating the farm properties.

Pursuant to the terms of the Subscription Agreement for EOW the Company will make payments of $2.7 million through October 1, 2019 to support costs for farming for the 2019 harvest.  The leases are subject to annual renewal at the option of Exactus One World.  The Company may become obligated for additional expenses, including capital calls required by the manager, if necessary, to complete the 2019 harvest depending upon, among other things, greater than expected yields or unexpected costs of operations.  The 2019 cost estimate and subscription payment amount was based upon an assumed yield of 2,200 pounds per acre, and is subject to assumptions and estimates, as well as risks, associated with any farming operation, and farming of hemp in particular.

Under the terms of the Subscription Agreement the Company acquired a 30% interest in Exactus One World and an additional 20.1% was acquired from existing members pursuant to the terms of a Purchase Agreement. The sellers agreed to a purchase price for 20.1% of EOW for payment of $1.5 million in cash plus $1.5 million in the Company’s restricted common stock, par value $0.0001 per share (the “Common Stock”).  Upon execution of the Purchase Agreement the Company is required to pay $300,000 cash and 7.5 million shares of Common Stock to the sellers, and on each of April 20, 2019 and September 1, 2019 the Company is required to make additional payments of $700,000 and $500,000, respectively, in cash to the sellers.  In addition, on June 10, 2019, the Company is required to issue the sellers an additional $450,000 of restricted Common Stock of the Company based upon the 20 day volume weighted average price per share on the date of issue.

Under the terms of the EOW Operating Agreement (the “Operating Agreement”), the sellers will appoint a sole manager and shall be responsible for all decisions other than specified decisions requiring a super majority (66.67%) vote of the members.  The duration of the limited liability company is perpetual.  Under certain circumstances, the manager may make capital calls at which time 30% of such capital call will required to be paid by the Company.  If not paid, such capital call failure can result in reduction of the Company’s ownership interest in the limited liability company.  The Operating Agreement provides the members and managers with certain rights to indemnification and advancement of expenses, in certain circumstances.  All members constitute a single class and vote in accordance with their percentage interest, however the manager shall conduct the day to day affairs of the limited liability company.  Distributions from the limited liability company will be determined by the manager, subject to mandatory annual distribution in the estimated amount of taxes required to be paid by the members.

Lease Agreement for Delray Beach, Florida Premises

On March 11, 2019, our board of directors approved a Lease for approximately 445 square feet of office space located at 80 NE Avenue, Suite 28 in Delray Beach Florida (the “Lease”). The Lease covers an initial term of six (6) months and features a total rent of $5,080.08 for the initial term. Under the Lease, we must also pay a pro rata share of the landlord’s taxes and net expenses incurred for the premises. If we continue in the premises beyond the initial term, the rent will increase by 2%, 3%, and 4% in the second, third, and fourth years, respectively. The Company expects to utilize the location for corporate offices, selling, and administration.

Shared Lease Agreement for Fort Lauderdale, Florida Premises

On March 11, 2019, our board also approved a shared lease agreement for additional new premises located at 888 E Las Olas Blvd, Fort Lauderdale, FL 33301. The lease features a rent of $2,500 per month. A written agreement for this lease is currently pending.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Andrew Johnson as Chief Strategy Officer

On March 11, 2019, our board of directors appointed Andrew Johnson to serve as our new Chief Strategy Officer.

Andrew L. Johnson, 33, is our newly-appointed Chief Strategy Officer and has been working with the company since January 2019 in an investor relations role. From November 2014 to November 2018, he served as Director of Investor Relations at ChromaDex Corp. (NASDAQ:CDXC), an integrated, global nutraceutical company devoted to improving the way people age. While at the company Mr. Johnson was instrumental in establishing an investor relations platform including, but not limited, to composing and disseminating corporate messaging, press releases, quarterly earnings, conference call transcripts, shareholder update letters, and marketing materials. Prior to joining ChromaDex, he held the role of Director of Outreach at Alliance Advisors, a third-party investor relations consulting firm from April 2014 to July 2014, where Mr. Johnson worked with various C-level management teams of small and micro-cap companies to increase investor awareness through the facilitation and attendance of non-deal roadshows, investment conferences, group meetings, and one-on-one meetings with institutional investors. From September 2011 to January 2013 he worked at Sidoti & Company, an institutional equity research firm, where sat on the sales desk. During his time the firm, he built relationships, presented investment ideas, and provided equity research, including corporate access to over 750 small and mid-cap companies. Mr. Johnson has over 10 years of experience communicating with investors and has held the Series 3, 7, and 63 licenses in the past. He has a Bachelor of Arts degree in Social Sciences from Washington State University.

Mr. Johnson will serve under an Employment Agreement for an initial term of two (2) year under an Employment Agreement. The Employment Agreement specifies a base salary of $110,000 per year, with discretionary annual bonuses and equity awards to be determined by the Compensation Committee. Mr. Johnson’s Employment Agreement is filed herewith and should be reviewed in its entirety for additional information.

Appointment of Emiliano Aloi as President

On March 11, 2019, our board of directors appointed Emiliano Aloi to serve as our new President. Our former President, Philip Young, will continue to serve as Chief Executive Officer.

Emiliano Aloi is our newly appointed President and has served as a member of our Advisory Board since January 9, 2019. Prior to joining Exactus Inc., Mr. Aloi co-founded Ceed2Med, LLC (“C2M”) in 2014 a global sourcing and distribution platform for industrial hemp and industrial hemp-derived products. From January, 2017 to November, 2017, Mr. Aloi served as Vice President and Director of Strategic Development for GenCanna Global, Inc., where he initiated a go-to-strategy, recruited the commercial leadership team, developed compliance, executed product launches, and advanced manufacturing in European markets. In 2016 Mr. Aloi achieved the first country-wide agricultural permit for flower cultivation in Uruguay. In addition, Mr. Aloi co-sponsored research programs for Stevia and Aloe Vera extraction methods from 2013 to 2012 and participated in the insertion of Chia as a novel crop in Paraguay in 2011 in a program later merged into Cargill. Mr. Aloi also co-developed the agricultural solid biofuels program for Camargo Correas Cement company, a Loma Negra subsidiary from 2011 to 2009.

C2M is our largest shareholder. For a discussion of our transaction with C2M, please refer to our Current Report on Form 8-K filed January 14, 2019. We have not yet entered into an employment agreement with Mr. Aloi, and compensation arrangements are pending.

Amendment of Philip Young and Kelley Wendt Employment Agreements

On March 11, 2019, we entered into Amendments to our Employment Agreements with our CEO, Philip Young, and our CFO, Kelley Wendt. Under the Amendments, we: (i) reduced the available severance compensation for these executives to the lesser of 50% of their base salaries or the amount of salary unpaid for the remaining term then in effect; (ii) reduced allowable vacation time to two (2) weeks; and (iii) made certain adjustments to the clawback reimbursement policy.

Timothy Ryan Resignation and Consulting Agreement

Effective March 11, 2019, Executive Vice President and Director, Timothy Ryan, resigned from all positions with the Company and as a director. Under the terms of a Separation Agreement, Mr. Ryan and the Company exchanged mutual releases. Mr. Ryan also agreed to abide by the terms of a market stand-off agreement in the event of any registered offering of the Company’s securities. In addition, Mr. Ryan has agreed to assist the Company for a one year period as a consultant under a Consulting Agreement pursuant to which Mr. Ryan shall be $5,000 per month. Mr. Ryan had no disagreement with the company on any matter relating to our operations, policies or practices. The Company has no immediate plans to fill the vacancies created following Mr. Ryan’s resignation.

Appointment of Troy Rhonemus to Advisory Board

On March 11, 2019, we appointed Troy Rhonemus to serve on our advisory board.

Troy Rhonemus, 45, currently serves as Sr. Director of Operations at Bolt Threads, Inc., where he started in December, 2018. At Bolt Threads, Mr. Rhonemus provides strategic vision and leadership of Operations, Quality, Regulatory & Development, and Analytical R&D for the company. Prior to Bolt Threads, Mr. Rhonemus served as ChromaDex Corp.'s Executive Vice President since January 2018, Chief Operating Officer from March 2014 to January 2018, and Director of New Technology and Supply Chain from January 2013 to February 2014. Mr. Rhonemus has served on the board of directors of Mazza Innovation Ltd., a Canadian company specializing in the extraction of plant-based ingredients, since 2016. Mr. Rhonemus is responsible for overseeing all of the Company’s operations including all aspects of sales, marketing, supply chain management, distribution, and new technology development. Mr. Rhonemus also consults with customers to improve the supply chain management of raw materials to meet government regulations, which includes developing supply chain strategies, auditing manufacturers and developing an understanding of how to manage supplies from countries outside the Unites States. Mr. Rhonemus has extensive experience in managing operations and supply chain, business strategies, and the roll-out of new processes, technologies and products. From 2006 to 2012, Mr. Rhonemus held several positions at Cargill, Inc. As Truvia® Business Process Manager, he served as the product line lead for managing the operations and supply chain of the Truvia® enterprise from leaf to consumer products. As Technology Manger, Mr. Rhonemus served as technical lead for process and product development for Truvia® consumer products and ingredient business. From 2004 to 2006, Mr. Rhonemus served as Principal Research Scientist at E&J Gallo Winery, where he developed experimental designs to ensure that all project work was statistically valid in the lab, pilot and production wineries. From 1998 to 2004, Mr. Rhonemus served as Senior Research Scientist and as Process Technology Manager at Cargill, Inc. In these positions, Mr. Rhonemus solved technical problems and implemented new technologies into production. He identified potential tolling facilities, coordinated tolling efforts, directly supervised and developed new processes and solved technical issues in existing business units in Cargill. Mr. Rhonemus earned a M.A. in Chemistry and a B.S. in Chemistry from Ball State University.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 11, 2019, we released the press release furnished herewith as Exhibit 99.1

Section 8 – OTHER EVENTS

Item 8.01                        Other Events

On March 11, 2019, our Board of Directors adopted charters for our recently-formed Compensation, Nominating and Governance, and Audit Committees. These charters are furnished herewith as Exhibits.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                        Financial Statements and Exhibits

Exhibit No.	Description
10.1	Subscription Agreement with Exactus One World, LLC *
10.2	Membership Purchase Agreement *
10.3	Operating Agreement for Exactus One World, LLC *
10.4	Lease for Premises in Delray Beach, Florida
10.5	Employment Agreement with Andrew Johnson
10.6	First Amendment to Employment Agreement with Philip Young
10.7	First Amendment to Employment Agreement with Kelley Wendt
10.8	Separation Agreement and Consulting Agreement with Timothy Ryan
99.1	Press Release
99.2	Compensation Committee Charter
99.3	Nominating and Governance Committee Charter
99.4	Audit Committee Charter

* To be filed as an exhibit to the Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: March 11, 2019	EXACTUS, INC. By: /s/ Philip J. Young Philip J. Young President and Chief Executive Officer